Exhibit 99.1

Hyzon Motors, Inc. Announces Third Quarter 2021

Financial and Operational Results with

Significant Milestones Achieved and Building Momentum

Across Asia, Europe and North America

Recent Business Highlights

•	Received the first two purchase orders, for 62 trucks in total, pursuant to terms of the previously announced MOU to supply Shanghai Hydrogen Hongyun Automotive

•

Announced a new strategic partnership with TC Energy (NYSE: TRP), formerly TransCanada Corporation, for a broad, multi-year collaboration intended to leverage TRP’s energy infrastructure across North America to accelerate the hydrogen supply and infrastructure build-out in the United States and Canada; the agreement covers planned co-investment by Hyzon and TC Energy in hydrogen production hubs and collaborative hydrogen demand creation

•

Announced a joint demonstration project with Zhangjiagang Haili Terminal Co., Ltd., a subsidiary of Fortune Global 500 company Sha Steel Group, the 4th largest steel company and the largest private steel enterprise in the world

•

Signed a non-binding MoU with ITOCHU to jointly develop hydrogen supply chain strategies as well as model customer projects for the deployment of Hyzon fuel cell electric vehicles and fuel cell technology in the mining sector

•	Hyzon channel partner Hiringa in New Zealand announced an equity investment from Mitsui & Co in their refueling network, in addition to funding from the New Zealand Government

•

Two Australian Federal Government agencies, the Clean Energy Finance Corporation and Australian Renewable Energy Agency, announced funding support for the deployment of Hyzon ultra-heavy trucks for customer Ark Energy in Queensland, Australia

Third Quarter Highlights

•	Reported a robust cash balance of $498 million as of September 30, 2021

•	Delivered Hyzon vehicles and recorded first vehicle revenues during the quarter as anticipated, despite the challenging supply chain environment

•

Advanced Hyzon’s core technology which is expected to expand the Company’s competitive advantages and achieve significant cost savings in vehicle assembly through our continued investments in innovation

•	Continued the buildout of the Hyzon management team with the appointments of Jiajia Wu as Chief Accounting Officer and Patrick Griffin as President of Vehicle Operations

Business Outlook

•	Hyzon reaffirms its forecast for 85 vehicles shipped before December 31, 2021, and expects to have Hyzon vehicles on the road in Asia, Australia, Europe and North America by the end of the year

•	U.S. manufacturing facilities are well underway, and both the Rochester, NY and Bolingbrook, IL facilities are now anticipated to be in full production by the end of the first half of 2022

•

Hyzon is well positioned to capitalize on the impending uptake in zero emission commercial vehicle solutions in light of recent developments surrounding the COP 26 Climate Summit, and through US federal and state policy developments pursuing carbon abatement

ROCHESTER, NY, November 12, 2021 – Hyzon Motors, Inc. (NASDAQ: HYZN) (“Hyzon” or the “Company”), a leading global supplier of zero-emission fuel cell electric heavy vehicles, today announced third quarter 2021 financial and operational results.

“During the third quarter we continued to execute on our long-term strategy and build momentum across our entire platform,” said Mr. Craig Knight, Chief Executive Officer of Hyzon. “The Hyzon strategy remains unchanged: we are squarely focused on being at the forefront of the rapidly expanding hydrogen mobility industry. This means delivering our vehicles to customers across the globe, while simultaneously expanding access to cost efficient, green hydrogen for our customers. We have laid out our path to optimize our performance through ongoing R&D, strategic investment and partnerships in the highest value segments across Vehicle, Fuel and Service. Continued execution of that path is expected to allow us to expand margin across all segments of the value chain over time while, in parallel, we expand our high caliber team and place our commercial vehicles with leading global customers today. “This strategy helped Hyzon continue our sequential improvement in both financial and operational results,” Mr. Knight continued. “During the third quarter of 2021, the Company generated revenue of $1 million and continues to mobilize its teams across Europe, Asia and North America to capture the increasing momentum for hydrogen in the commercial vehicle market. As this momentum continues – Hyzon trucks are expected to be on the road in four continents by the end of the year, with two vehicles delivered during the third quarter 2021. With the well-reported supply chain disruptions around the world, no industry is immune, and we have experienced operational challenges, delaying our backlog conversion. However, our global footprint has allowed us to leverage our strategic partnerships and to meet customer demands for zero emission heavy commercial vehicles despite these challenges.

“In addition, the Company is well positioned, from a liquidity standpoint, to execute our plan, with $498.0 million in cash on the balance sheet as of the quarter end, and we are committed to maintaining substantial capital allocation to research, development, and technology investments. This commitment is further evidenced by newly filed patent applications to advance our core technologies, which is expected to achieve significant future cost savings in assembling zero emission vehicles, and further expand our competitive advantages. I am extremely proud of our team’s dedication and execution towards ‘Zero Emissions with Zero Compromise’ as we deliver real solutions today. All of our efforts have enabled our customers to validate our longstanding thesis – that hydrogen is the ideal fuel for use in heavy duty, high-utilization commercial applications,” Mr. Knight concluded.

Expansion of Hydrogen Supply and Hub Strategy

“The rapidly growing interest in, and commitment to, hydrogen adoption in the commercial mobility segment has provided tailwinds for our efforts to expand the hydrogen supply network and decarbonize the commercial vehicle industry alongside our strategic partners,” said Parker Meeks, Chief Strategy Officer. “Hyzon is not only committed to providing zero-emission mobility solutions to the commercial market but also is actively engaged in building and fostering a clean hydrogen supply ecosystem with leading partners from feedstocks through production, dispensing and financing. This is further underpinned by our recent announcement with TC Energy to collaborate on development, construction, operation, and ownership of hydrogen production facilities across North America. The collaboration has the goal of hydrogen delivery to fuel cell heavy duty vehicles as soon as 2022, producing up to 20 tonnes of hydrogen per day at each hub.

”Previous announcements of Hyzon’s partnerships with TotalEnergies, ReCarbon and Raven SR, and other leading partners, also supports buildout of the complete hydrogen production and refueling ecosystem in each major region of our operations, ideally complementing our back-to-base model and near-term fleet deployments. We are excited about our future-focused customers driving forward with their decarbonization plans, and we see the ability to deliver and scale below-diesel-parity clean hydrogen close to fleet operations in the very near term as clearly differentiating Hyzon in terms of cost, carbon intensity, and speed to market,” concluded Mr. Meeks.

Third Quarter 2021 Financial and Operational Results

For the third quarter ending September 30, 2021, the Company reported total operating expenses of $50.6 million and net income attributable to Hyzon of $32.4 million, resulting in diluted earnings per share of $0.13. Net income included non-cash gains from the change in fair value of earnout liability of $73.6 million and private placement warrant liability of $7.6 million. Third quarter operating expenses were comprised of $4.8 million in research and development and $44.8 million in selling, general and administrative expenses. Selling, general and administrative expenses was primarily made up of $26.7 million in stock-based compensation, $13.4 million of which was triggered by a key executive retirement arrangement, with an additional $13.1 million related to earnout equity awards pursuant to the Business Combination. Also included were salary and related expenses of $3.3 million, and approximately, $11.0 million in expenses related to buildout of the Company’s corporate infrastructure, along with legal and accounting costs associated with the Business Combination. For the prior year third quarter ending September 30, 2020, the Company reported a net loss of $0.6 million, resulting in earnings per share of nil.

For the nine months ended September 30, 2021, the Company reported total operating expenses of $63.6 million and net income attributable to Hyzon of $14.8 million resulting in diluted earnings per share of $0.07. Net income included non-cash gains from the change in fair value of earnout liability of $73.6 million and private placement warrant liability of $7.6 million. For the prior year period January 21, 2020 (Inception) through September 30, 2020, the Company reported a net loss attributable to Hyzon of $0.9 million, resulting in diluted loss per share of $0.01.

As of September 30, 2021, the Company had $498.0 million in cash. At the end of the third quarter, the Company had 247,500,505 shares of common stock outstanding.

Non-GAAP Financial Measures

The Company reported EBITDA of $31.7 million and $18.9 million for the three and nine months ended September 30, 2021, respectively. The Company reported Adjusted EBITDA of $(15.2) million and $(27.1) million for the three and nine months ended September 30, 2021, respectively. Adjusted EBITDA adjustments are primarily driven by (a) non-cash items from change in fair value of earnout liability of $73.6 million and private placement warrant liability of $7.6 million, for a total of $81.2 million; (b) charges from an executive transition arrangement of $13.9 million and Business Combination transaction expenses of $6.5 million and (c) non-cash items from stock-based compensation of $13.8 million and $14.7 million for the three and nine months ended September 30, 2021, respectively.

Conference Call Information

The Hyzon management team will host a conference call to discuss its third quarter 2021 financial results on Friday, November 12, 2021 at 8:30 a.m. Eastern Time. The call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of Hyzon’s website at www.hyzonmotors.com. An archive of the webcast will be available for a period of time shortly after the call on the Investor Relations section of Hyzon’s website as well.

About Hyzon Motors Inc.

Hyzon is a global leader in fuel cell electric mobility, with US operations in the Rochester, Chicago and Detroit areas, and international operations in the Netherlands, China, Singapore, Australia, and Germany. Hyzon is an energy transition accelerator and technology innovator, providing end-to-end solutions primarily for the commercial mobility sector with a focus on the commercial vehicle market and hydrogen supply infrastructure. Utilizing its proven and proprietary hydrogen fuel cell technology, Hyzon aims to supply zero-emission heavy duty trucks and buses to customers in North America, Europe and around the world to mitigate emissions from diesel transportation, which is one of the single largest sources of carbon emissions globally. The Company is contributing to the escalating adoption of fuel cell electric vehicles through its demonstrated technology advantage, leading fuel cell performance and history of rapid innovation.

Use of Non-GAAP Financial Information

To supplement its condensed consolidated balance sheet and statement of operations and comprehensive loss, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Hyzon Motors Inc. reports EBITDA and Adjusted EBITDA which are non-GAAP financial measures. EBITDA is determined by taking net income and adding interest, depreciation and amortization. Adjusted EBITDA is determined by taking EBITDA and adding non-cash stock-based compensation expense, change in fair value of private placement warrant liability, change in fair value of earnout liability and other special items determined by management. We believe that these non-GAAP measures, viewed in addition to and not in lieu of our reported GAAP results, provides useful information to investors by providing a more focused measure of operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. EBITDA and Adjusted EBITDA has been reconciled to the nearest GAAP measure in the tables within this press release.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements, including statements about our business outlook, are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyzon disclaims any duty to update any forward -looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Hyzon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyzon, including risks and uncertainties described in the “Risk Factors” section of Hyzon’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 21, 2021, our Registration Statement on Form S-1 filed with the SEC on July 30, 2021, and other documents filed by Hyzon from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements, such as risks related to the ability to convert non-binding memoranda of understanding into binding orders or sales (including because of the current or prospective financial resources of the counterparties to Hyzon’s non-binding memoranda of understanding and letters of intent), or the ability to identify additional potential customers and convert them to paying customers. Hyzon gives no assurance that Hyzon will achieve its expectations.

HYZON MOTORS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share amounts)

	September 30, 2021	December 31, 2020
ASSETS
Current assets
Cash	$498,014	$17,139
Accounts receivable	5,991	—
Inventory	15,260	—
Prepaid expenses and other current assets	24,555	848

Total current assets	543,820	17,987
Property, plant, and equipment, net	8,878	418
Right-of-use assets	2,365	1,656
Deferred merger transaction costs	—	732
Restricted cash and other assets	7,755	212

Total Assets	$562,818	$21,005

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,851	$215
Accrued professional fees	1,003	900
Other accrued expenses	3,154	162
Related party payables	4,554	560
Horizon IP agreement payable	10,000	—
Contract liabilities	10,984	2,608
Current portion of lease liabilities	748	618

Total current liabilities	33,294	5,063

Long term liabilities
Lease liabilities	1,930	1,181
Private placement warrant liability	11,781	—
Earnout liability	114,758	—
Other liabilities	316	—

Total liabilities	$162,079	$6,244
Commitments and contingencies (Note 10)
Stockholders’ Equity
Common stock, $0.0001 par value; 400,000,000 shares authorized, 247,500,505 and 166,125,000 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively.	25	17
Additional paid-in capital	402,211	29,122
Retained earnings (accumulated deficit)	515	(14,271)
Accumulated other comprehensive loss	(326)	(16)

Total Hyzon Motors Inc. stockholders’ equity	402,425	14,852
Noncontrolling interest	(1,686)	(91)

Total Stockholders’ Equity	400,739	14,761

Total Liabilities and Stockholders’ Equity	$562,818	$21,005

HYZON MOTORS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30, 2021	For the period January 21, 2020 (Inception) – September 30, 2020
	2021	2020
Revenue	$962	$—	$962	$—
Operating expense:
Cost of revenue	968	—	968	—
Research and development	4,822	104	8,921	163
Selling, general and administrative	44,784	436	53,730	670

Total operating expenses	50,574	540	63,619	833

Loss from operations	(49,612)	(540)	(62,657)	(833)

Other income (expense):
Change in fair value of private placement warrant liability	7,614	—	7,614	—
Change in fair value of earnout liability	73,615	—	73,615	—
Foreign currency exchange loss and other expense	(110)	(1)	(169)	(1)
Interest expense, net	(254)	(15)	(5,249)	(20)

Total other income (expense)	80,865	(16)	75,811	(21)

Net income (loss)	$31,253	$(556)	$13,154	$(854)
Net loss attributable to noncontrolling interest	(1,101)	—	(1,632)	—

Net income (loss) attributable to Hyzon	$32,354	$(556)	$14,786	$(854)

Comprehensive income (loss):
Net income (loss)	$31,253	$(556)	$13,154	$(854)
Foreign currency translation adjustment	(205)	—	(293)	—

Comprehensive income (loss)	$31,048	$(556)	$12,861	$(854)

Comprehensive loss attributable to noncontrolling interest	(1,075)	—	(1,594)	—

Comprehensive income (loss) attributable to Hyzon	$32,123	$(556)	$14,455	$(854)
Net income (loss) per share attributable to Hyzon:
Basic	$0.14	$—	$0.08	$(0.01)
Diluted	$0.13	$—	$0.07	$(0.01)
Weighted average common shares outstanding:
Basic	234,464	148,405	189,226	148,405
Diluted	246,263	148,405	200,968	148,405

Non-GAAP Financial Measures

The following table reconciles net income (loss) to EBITDA and Adjusted EBITDA:

	Three Months Ended September 30,
(In thousands)	2021	2020
Net income (loss)	$31,253	$(556)
Interest expense, net	254	15
Income tax expense (benefit)	—	—
Depreciation and amortization	223	75

EBITDA	$31,730	$(466)
Change in fair value of private placement warrant liability	(7,614)	—
Change in fair value of earnout liability	(73,615)	—
Stock-based compensation	13,827	—
Executive transition charges(1)	13,860	—
Business combination transaction expenses(2)	6,533	—
Regulatory and legal matters(3)	111	—

Adjusted EBITDA	$(15,168)	$(466)

(1)	Executive transition charges include stock-based compensation costs of $13.4 million and salary expense of $0.5 million related to former CTO’s retirement.
(2)	Transaction costs of $6.4 million attributable to the liability classified earnout shares and $0.1 million of write-off of debt issuance costs.
(3)

Regulatory and legal matters include legal, advisory, and other professional service fees incurred in connection with the short-seller analyst article from September 2021, and investigations and litigation related thereto.

(In thousands)	Nine Months Ended September 30, 2021	For the period January 21, 2020 (Inception) – September 30, 2020
Net income (loss)	$13,154	$(854)
Interest expense, net	5,249	20
Income tax expense (benefit)	—	—
Depreciation and amortization	518	99

EBITDA	$18,921	$(735)
Change in fair value of private placement warrant liability	(7,614)	—
Change in fair value of earnout liability	(73,615)	—
Stock-based compensation	14,704	—
Executive transition charges(1)	13,860	—
Business combination transaction expenses(2)	6,533	—
Regulatory and legal matters(3)	111	—

Adjusted EBITDA	$(27,100)	$(735)

(1)	Executive transition charges include stock-based compensation costs of $13.4 million and salary expense of $0.5 million related to former CTO’s retirement.
(2)	Transaction costs of $6.4 million attributable to the liability classified earnout shares and $0.1 million of write-off of debt issuance costs.
(3)

Regulatory and legal matters include legal, advisory, and other professional service fees incurred in connection with the short-seller analyst article from September 2021, and investigations and litigation related thereto.

Investor Contact:

Darla Rivera

Hyzon Motors Inc

IR@HyzonMotors.com

Media Contact:

Hyzon@kivvit.com